Exhibit 4.12

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated April 29, 2016, is entered into by and between Sorrento Therapeutics, Inc., a Delaware corporation (the “Company”), and Yuhan Corporation, a company duly organized under the laws of the Republic of Korea (“Yuhan”).

RECITALS

WHEREAS, the Company and Yuhan entered into that certain Securities Purchase Agreement, dated April 3, 2016 (the “Purchase Agreement”), pursuant to which the Company agreed to sell to Yuhan, and Yuhan agreed to purchase from the Company, 1,801,802 shares (the “Shares”) of common stock, US$0.0001 par value per share, of the Company (“Common Stock”) and a warrant to purchase 235,294 shares of Common Stock (the “Warrant” and, together with the Shares, the “Securities”); and

WHEREAS, as a condition to closing the purchase and sale of the Securities as contemplated by the Purchase Agreement, the Company and Yuhan have agreed to enter into this Agreement with respect to the voting of the Securities and any other voting securities of the Company that may be held by Yuhan from time to time.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a) “Affiliate” means, with respect to any specified Person, a Person who, at the time of determination, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. For purposes of this Agreement, with respect to Yuhan, “Affiliate” does not include the Company and the Persons that directly, or indirectly through one or more intermediaries, are controlled by the Company.

(b) “Beneficially Owned” or “Beneficial Ownership” with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, disregarding the phrase “within 60 days” in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities, securities Beneficially Owned by a Person include securities Beneficially Owned by (i) all Affiliates of such Person, and (ii) all other Persons with whom such Person would constitute a “group” within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

(c) “Beneficial Owner” with respect to any securities means a Person that has Beneficial Ownership of such securities.

(d) “Board of Directors” means the Board of Directors of the Company.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(f) “Person” means an individual, corporation, partnership, trust, limited liability company, association, labor union, joint venture, unincorporated organization or any domestic or foreign multinational, federal, state, provincial, municipal or local government (or any political subdivision thereof) or any domestic or foreign governmental, regulatory or administrative authority or any department, commission, board, agency, court, tribunal, judicial body or instrumentality thereof, or any other body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature (including any arbitral body).

(g) “Voting Shares” means (i) the Shares, and (ii) any additional shares of Common Stock or other voting securities of the Company acquired by Yuhan, or over which Yuhan acquires Beneficial Ownership, from and after the date hereof, whether pursuant to the Warrant, convertible securities or otherwise. Without limiting the other provisions of this Agreement, in the event that the Company changes the number of shares of Common Stock issued and outstanding as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, combination, recapitalization, subdivision, or other similar transaction, the number of Voting Shares subject to this Agreement will be equitably adjusted to reflect such change.

2. Voting Agreement. At any meeting of the stockholders of the Company (including any adjournment(s), postponement(s) or continuation(s) thereof) and in any other circumstances upon which the vote, consent (including a written consent in lieu of a meeting), agreement or other approval of the stockholders of the Company is solicited or sought, Yuhan shall immediately vote (or, in the event of an action by written consent in lieu of a meeting, consent with respect to) all Voting Shares with respect to each matter presented to the stockholders of the Company as instructed to Yuhan by the Board of Directors.

3. Irrevocable Proxy.

(a) From and after the date hereof and until the termination of this Agreement, Yuhan hereby irrevocably (to the fullest extent permitted by Section 212 of the General Corporation Law of the State of Delaware) grants to, and appoints, jointly and severally, the Chairperson of the Board of Directors and the Chief Executive Officer of the Company, and any designee of the Board of Directors (each, a “Proxyholder”), and each of them individually, as the attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote the Voting Shares, or grant a consent or approval in respect of the Voting Shares, in a manner consistent with Section 2. Yuhan hereby acknowledges and agrees, and represents and warrants to the Company, that any and all prior proxies given by the undersigned with respect to any Voting Shares relating to the voting rights expressly provided for herein are hereby revoked and Yuhan agrees not to grant any subsequent proxies with respect to the Voting Shares relating to such voting or consent rights at any time prior to the termination of this Agreement.

(b) Yuhan agrees that the proxy granted pursuant to this Section 3 will be irrevocable until the termination of this Agreement in accordance with the terms hereof and is coupled with an interest sufficient at law to support an irrevocable proxy and will be valid and binding on any Person to whom Yuhan may transfer, or propose to transfer, any of the Voting Shares in breach of this Agreement or otherwise. Yuhan hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

(c) The Proxyholders, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the termination of this Agreement, to act as the undersigned’s attorney and proxy to vote the Voting Shares, and to exercise all voting and other rights of the undersigned with respect to the Voting Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the General Corporation Law of the State of Delaware), at every meeting of the stockholders of the Company (including any adjournment(s), postponement(s) or continuation(s) thereof) and in any other circumstances upon which the vote, consent (including a written consent in lieu of a meeting), agreement or other approval of the stockholders of the Company is sought, in a manner consistent with Section 2.

(d) Without limiting Section 11, the proxy granted pursuant to this Section 3 will be binding upon the successors, assigns and transferees of Yuhan.

4. Representations and Warranties of Yuhan. Yuhan represents and warrants to the Company as follows:

(a) As of the date hereof, after giving effect to the transactions contemplated by the Purchase Agreement, Yuhan is the legal and Beneficial Owner of the number of shares of Common Stock set forth on SCHEDULE A hereto (which includes the Shares and the shares of Common Stock issuable upon exercise of the Warrant), which shares of Common Stock represent the only shares of capital stock of the Company legally or Beneficially Owned by Yuhan or that Yuhan has voting power over. Except as set forth on SCHEDULE A hereto, Yuhan is not a party to any contract or agreement that permits Yuhan to, and owns no warrants, options or rights to purchase, subscribe for or otherwise acquire any securities of the Company. No Person not a signatory to this Agreement holds Beneficial Ownership of any of the shares of Common Stock set forth on SCHEDULE A hereto, the Warrant or the shares of Common Stock issuable upon exercise of the Warrant, or a right to vote, provide a consent with respect to, or vote any of the shares of Common Stock set forth on SCHEDULE A hereto, the Warrant or the shares of Common Stock issuable upon exercise of the Warrant. The shares of Common Stock set forth on SCHEDULE A hereto are free and clear of any lien, charge, claim, security interest, proxy, power of attorney, encumbrance, voting trust or agreement, understanding or arrangement of any nature whatsoever that would adversely affect, or be inconsistent or interfere with, Yuhan’s ability to vote, or provide a written consent with respect to, the Voting Shares in accordance with Section 2 or Yuhan’s ability to grant, and the Proxyholders’ ability to exercise, the irrevocable proxy and power of attorney pursuant to Section 3.

(b) Yuhan is duly organized, validly existing and in good standing under the laws of the Republic of Korea and has the requisite organizational power and authority to enter into and perform its obligations under this Agreement.

(c) This Agreement has been duly and validly authorized, executed and delivered on behalf of Yuhan and constitutes the legal, valid and binding obligations of Yuhan enforceable against Yuhan in accordance with its terms. The execution, delivery and performance of this Agreement by Yuhan and the consummation by Yuhan of the transactions contemplated hereby will not result in a violation of the organizational documents of Yuhan.

(d) If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power, capacity and authority to enter into and perform this Agreement.

(e) No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of Yuhan is required in connection with the valid execution and delivery of this Agreement by Yuhan.

5. Covenants of Yuhan.

(a) Except as provided in this Agreement, Yuhan shall not, without the prior written consent of the Company, directly or indirectly:

(i) grant any proxies or powers of attorney or enter into any voting trust or agreement, understanding or arrangement of any nature whatsoever with respect to the voting of, or the provision of a written consent with respect to, the Voting Shares with respect to the matters set forth in Section 2 above or that would adversely affect, or be inconsistent or interfere with, Yuhan’s ability to vote, or provide a written consent with respect to, the Voting Shares in accordance with Section 2 or Yuhan’s ability to grant, and the Proxyholders’ ability to exercise, the irrevocable proxy and power of attorney pursuant to Section 3;

(ii) pledge, encumber or create a lien, whether voluntarily or involuntarily or by operation of law, that would adversely affect, or be inconsistent or interfere with, Yuhan’s ability to vote, or provide a written consent with respect to, the Voting Shares in accordance with Section 2 or Yuhan’s ability to grant, and the Proxyholders’ ability to exercise, the irrevocable proxy and power of attorney pursuant to Section 3; or

(iii) take any other action that would adversely affect, or be inconsistent or interfere with, Yuhan’s ability to vote, or provide a written consent with respect to, the Voting Shares in accordance with Section 2 or Yuhan’s ability to grant, and the Proxyholders’ ability to exercise, the irrevocable proxy and power of attorney pursuant to Section 3.

(b) Yuhan shall cause any of its Affiliates who currently are or who may in the future become the Beneficial Owner of any shares of Common Stock to execute, deliver and agree to become bound by and subject to the terms and conditions of this Agreement with respect to all such shares of Common Stock. Any purported transfer of Voting Shares by Yuhan to an Affiliate in violation of this Section 5 shall be void and of no force or effect, and no such transfer shall be made or recorded on the books of the Company.

6. Legend. To the extent any Voting Shares are in certificated form, such certificates shall be imprinted with the following legend, and to the extent any Voting Shares are in book-entry form, such book-entries shall be noted as restricted and subject to the following legend:

“THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A VOTING AGREEMENT BY AND BETWEEN THE COMPANY AND THE ORIGINAL HOLDER HEREOF, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY AND IS AVAILABLE UPON REQUEST, AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO HAVE AGREED TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH VOTING AGREEMENT. ANY ATTEMPTED SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES REPRESENTED HEREBY NOT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE VOTING AGREEMENT PROXY SHALL BE VOID AND OF NO FORCE AND EFFECT.”

7. Term; Termination. This Agreement will become effective upon its execution by Yuhan and the Company and will terminate upon such date as agreed to in writing by the Company.

8. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9. Specific Performance. Yuhan expressly acknowledges that the Company may be irreparably damaged if for any reason Yuhan fails to perform any of its obligations under this Agreement, and that the Company may not have any adequate remedy at law for money damages in such event. Accordingly, Yuhan agrees that in the case of the failure of Yuhan to perform under this Agreement, the Company shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by Yuhan, and further agrees that any such specific performance and injunctive and/or other equitable relief, in addition to remedies at law or damages, is the appropriate remedy for any such failure to perform, and further agrees that Yuhan will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the Company’s seeking or obtaining such equitable relief. This provision is without prejudice to any other rights that the Company may have against Yuhan for any failure to perform its obligations under this Agreement.

10. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one calendar day (excluding Saturdays, Sundays, and national banking holidays in the United States or the Republic of Korea) after deposit with an overnight courier service, in each case properly addressed to the party to receive the same:

The addresses and facsimile numbers for such communications shall be:

If to the Company:

Sorrento Therapeutics, Inc.

9380 Judicial Drive

San Diego, California 92121

Facsimile: (858) 210-3759

Attn: Henry Ji, Ph.D.

With a copy (which shall not constitute notice) to:

Paul Hastings LLP

4747 Executive Drive, 12th Floor

San Diego, CA 92121

Facsimile: (858) 458-3122

Attn: Jeffrey Hartlin, Esq.

If to Yuhan:

Yuhan Corporation

74 Noryangjin-ro, Dongjak-gu

Seoul, Korea Facsimile:

Attn: Jung Hee Lee, CEO and President

or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change.

11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that the Company may assign its rights and obligations to any Affiliate of the Company; and provided, further, that Yuhan may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Company. No actual or purported transfer of any Voting Shares or all or any portion of the Warrant by Yuhan shall be effective unless such transfer is effected in full compliance with the terms of this Agreement and the Purchase Agreement and the transferee thereof agrees in a writing delivered to the Company, in a form acceptable to the Company, to assume all of Yuhan’s obligations under this Agreement with respect to the transferred Voting Shares and/or the Warrant or portion thereof.

12. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Company, Yuhan, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Yuhan makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Yuhan. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

13. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

14. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed under the laws of the State of California, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction. The Company and Yuhan each hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Superior Court of the State of California or the United States District Court for the Southern District of California located in San Diego County, California. The Company and Yuhan each consents to the exclusive jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of California or the Southern District of California by generally recognized overnight courier or certified or registered mail, return receipt requested, directed to such party at its address set forth below (and service so made shall be deemed “personal service”) or by personal service or in such other manner as may be permissible under the rules of said courts. THE COMPANY AND YUHAN EACH HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT.

15. Construction. The parties agree that each of them and their respective counsel has reviewed and had the opportunity to revise this Agreement and, therefore, this Agreement shall not be construed against the party preparing it, but shall be construed as if both parties jointly prepared this Agreement and any uncertainty and ambiguity shall not be interpreted against any one party.

16. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or effect the interpretation of, this Agreement.

17. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

SORRENTO THERAPEUTICS, INC.

By:	/s/ Henry Ji, Ph.D.

Name:	Henry Ji, Ph.D.
Title:	President & Chief Executive Officer

YUHAN CORPORATION

By:	/s/ Jung Hee Lee

Name:	Jung Hee Lee
Title:	CEO & President

[Signature Page to Voting Agreement]

SCHEDULE A

SHARES OF COMMON STOCK OWNED OR BENEFICIALLY OWNED

1.	1,801,802 shares of Common Stock

2.	235,294 shares of Common Stock issuable upon exercise of the Warrant